Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-192241) and in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated February 10, 2014, with respect to the financial statements of Hermes Logistics Technologies Limited as of December 31, 2013, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2013.

Yours sincerely,

LEVY COHEN & CO.

/s/Levy Cohen & Co.

Registered Auditors and Certified
Public Accountants

London, England

February 19, 2014